                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            NOVELLUS SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                             NOVELLUS SYSTEMS, INC.

                                                                   April 9, 1999

To the Shareholders of Novellus Systems, Inc.

     You are cordially invited to attend the Annual Meeting of Shareholders of Novellus Systems, Inc. (the "Company") on May 14, 1999 at 8:00 a.m., California time. The Annual Meeting will be held at the Company's principal executive offices, 4000 North First Street, San Jose, California 95134.

     A description of the business to be conducted at the Annual Meeting is set forth in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is a copy of our 1998 Annual Report to Shareholders.

     Whether or not you plan to attend the Annual Meeting, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING ENVELOPE. If you attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

                                          Richard S. Hill
                                          Chairman of the Board and
                                          Chief Executive Officer

                             NOVELLUS SYSTEMS, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 14, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Novellus Systems, Inc. (the "Company") will be held on May 14, 1999 at 8:00 a.m., California time, at the Company's principal executive offices, 4000 North First Street, San Jose, California 95134, for the following purposes:

     1. To elect seven directors of the Company to serve for the ensuing year and until their successors are elected and qualified.

     2. To ratify and approve an amendment to the Company's Amended and Restated 1992 Stock Option Plan to increase the number of shares reserved for issuance thereunder from 7,780,000 shares to 9,180,000 shares.

     3. To ratify and approve an amendment to the Company's Amended and Restated 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 950,000 shares to 1,300,000 shares.

     4. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the meeting.

     The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part hereof.

     Shareholders of record at the close of business on March 17, 1999 are entitled to vote at the Annual Meeting.

                                          FOR THE BOARD OF DIRECTORS

                                          Robert H. Smith
                                          Secretary

San Jose, California
April 9, 1999

                             YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE
   AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING
                      ENVELOPE. IF YOU ATTEND THE MEETING,
              YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY.

                             NOVELLUS SYSTEMS, INC.
                            ------------------------

                                PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Novellus Systems, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 14, 1999 at 8:00 a.m., California time (the "Annual Meeting"), or at any adjournment or postponement thereof. The Annual Meeting will be held at the Company's principal executive offices, 4000 North First Street, San Jose, California 95134.

     This Proxy Statement, the form of proxy, and the Company's 1998 Annual Report to Shareholders are first being mailed to shareholders on or about April 9, 1999.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (to the attention of Robert H. Smith, Secretary) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE, SHARE OWNERSHIP AND QUORUM

     Shareholders of record at the close of business on March 17, 1999 are entitled to vote at the Annual Meeting. At the record date, 38,748,817 shares of the Company's Common Stock, no par value (the "Common Stock") were issued and outstanding. The presence of a majority of these shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

VOTING AND SOLICITATION

     Each share outstanding on the record date is entitled to one vote. Under the cumulative voting provisions in the Company's Bylaws, each shareholder may cast for a single nominee for director, or distribute among up to seven nominees, a number of votes equal to seven multiplied by the number of shares held by such shareholder. However, cumulative voting will not be available unless, at the meeting, at least one shareholder has given notice of his intention to cumulate votes prior to the voting, and will apply only to those candidates whose names have been placed in nomination prior to the voting.

     The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Skinner & Co. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Skinner & Co. a fee not to exceed $3,500 for its services and will reimburse them for certain out-of-pocket expenses that are usual and proper. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, fax or telegram.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors where cumulative voting is invoked and except in certain other specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR approval of the other proposals in the enclosed proxy statement and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be, with respect to the particular item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered present and entitled to vote for purposes of determining a quorum but not as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. For shareholder proposals to be considered properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company's 2000 Annual Meeting of Shareholders, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, between January 24, 2000 and February 23, 2000. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the stockholder in such business.

     Requirements for Shareholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company not later than December 10, 1999 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at seven. Seven directors will be elected at the Annual Meeting. The seven nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the seven nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                                                                                 DIRECTOR
            NAME OF NOMINEE              AGE                 PRINCIPAL OCCUPATION                 SINCE
            ---------------              ---                 --------------------                --------
Richard S. Hill........................  47    Chairman of the Board and Chief Executive           1993
                                               Officer of the Company
D. James Guzy..........................  63    Chairman, Chief Executive Officer and President     1990
                                               of SRC Computer Corporation, a computer hardware
                                               development company
J. David Litster.......................  60    Vice President for Research and Dean for            1998
                                               Graduate Education at the Massachusetts
                                               Institute of Technology
Tom Long...............................  67    Director of Advanced Development, Planar            1995
                                               Advance, Inc., a flat panel company engaged in
                                               the electronics industry
Glen Possley...........................  58    Partner at International Technology Ventures and    1991
                                               N-Able Group, a high-tech consulting firm
Robert H. Smith........................  62    Executive Vice President, Finance and               1995
                                               Administration, Chief Financial Officer and
                                               Secretary of the Company
William R. Spivey......................  52    Group President, Network Products Group of          1998
                                               Lucent Technologies

     The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified. The Company's Bylaws provide that no person may be elected or run for reelection to the Board of Directors after having attained the age of 70 years. There is no family relationship between any director and any other director or executive officer of the Company.

     MR. HILL has been the Chief Executive Officer and member of the Board of Directors of the Company since December 1993. In May 1996 he was appointed Chairman of the Board of Directors. From 1981 to 1993, Mr. Hill was employed by Tektronix, Inc., an electronics company, where he held positions such as President of the Tektronix Development Company, Vice President of the Test & Measurement Group, and President of Tektronix Components Corporation. Prior to joining Tektronix, Mr. Hill held engineering management positions at General Electric, Motorola and Hughes Aircraft Company. Since October 1997, Mr. Hill has been a member of the Board of Directors of Speedfam International, Inc.

     MR. GUZY joined the Board of Directors in January 1990. Since June 1997, Mr. Guzy has been the Chairman, Chief Executive Officer and President of SRC Computer Corporation. Since 1969 he has also served as the President of the Arbor Company, a limited partnership engaged in the electronics and computer industries. Mr. Guzy is also a director of Intel Corporation, Cirrus Logic, Inc., Micro Component Technology, Inc., Davis Selected Group of Mutual Funds and Alliance Capital Management Technology Fund.

     DR. LITSTER joined the Board of Directors in February 1998. Dr. Litster is Vice President for Research and Dean for Graduate Education at the Massachusetts Institute of Technology ("MIT"). He was the director of the MIT Center for Materials Science and Engineering from 1983 through 1988 and director of the Francis Bitter National Magnet Laboratory at MIT from 1988 through 1992. Dr. Litster is a fellow of the American Physical Society, the American Academy of Arts and Sciences and the American Association for the Advancement of Science. In 1993 Dr. Litster was awarded the Irving Langmuir Prize by the American Physical Society. Dr. Litster holds a bachelor's degree in engineering from McMaster University in Hamilton Ontario, Canada, and a Ph.D. in Physics from MIT.

     DR. LONG joined the Board of Directors in May 1995. Dr. Long currently is the Director of Advanced Development of Planar Advance, Inc. From August 1991 to October 1994 Dr. Long retired from business to pursue personal goals. Prior to August 1991 Dr. Long served as the Vice President and Chief Technical Officer of Tektronix, Inc. for seven years.

     DR. POSSLEY joined the Board of Directors in July 1991. He is currently a partner at International Technology Ventures and N-Able Group. From June 1994 to December 1997 Dr. Possley was President of SubMicron Technology, Inc., a semiconductor company. From April 1992 to May 1994 he was Senior Vice President of Manufacturing at Ramtron International, a semiconductor company. From January 1991 to March 1992, he was Vice President, Operations at Sandisk Technology, a manufacturer of solid state memory systems. From January 1986 to December 1990, Dr. Possley was Senior Vice President of Manufacturing for Philips, a semiconductor company. Prior to joining Philips, he was Vice President, Wafer Fabrication and Research and Development at United Technologies Mostek, and held engineering positions with Texas Instruments, Inc., Fairchild Camera and Instrument Corporation and the semiconductor division of General Electric Company.

     MR. SMITH joined the Board of Directors in May 1995. In October 1996 Mr. Smith became the Executive Vice President, Finance and Administration and Chief Financial Officer and Secretary of the Company. Mr. Smith had been an industry consultant since 1990. From June 1994 through September 1994 Mr. Smith was the Chairman of the Board of Directors of Micro Component Technology, Inc., a semiconductor test equipment manufacturer. From 1988 through 1990, Mr. Smith was the President of Maxwell Graphics, Inc., a printing company. From 1982 through 1988, Mr. Smith held Chief Financial Officer positions with Maxwell Communications of North America Corporation and R.R. Donnelley and Sons, printing companies. Mr. Smith also serves on the Board of Directors of Cirrus Logic, Inc.

     DR. SPIVEY joined the Board of Directors in May 1998. He is currently the Group President, Network Products Group of Lucent Technologies. From 1994 to 1997 he was the Vice President, Systems & Components Group of AT&T Corporation. From 1991 to 1994 he was the President of Tektronix Development Company and from 1990 to 1991 he was Vice President of Business Alliances of Tektronix, Inc. Previously, Dr. Spivey held various managerial positions at Honeywell, Inc. and General Electric Corporation. Dr. Spivey also serves on the Board of Directors of Casade Microtech, Inc.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held six meetings during 1998. During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he served that were held during the period in which he was a director. The Board of Directors has an Audit Committee and Stock Option and Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to recommend nominations, the Board will consider shareholder recommendations. Such recommendations should be addressed to Robert H. Smith, the Company's Secretary, at the Company's principal executive offices.

     During 1998, Dr. Possley and Dr. Litster served on the Audit Committee. The Audit Committee held four meetings during 1998. The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     During 1998, Mr. Guzy and Drs. Possley, Litster, Long and Spivey served on the Stock Option and Compensation Committee. The Stock Option and Compensation Committee held five meetings during 1998. The Stock Option and Compensation Committee administers the issuance of stock and the grant of options to purchase stock of the Company pursuant to the Company's stock plans and, in accordance with the terms of the respective stock plans, determines the terms and conditions of such issuances and grants. In addition, it reviews and approves the Company's executive compensation policy.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive a $6,000 quarterly retainer and a $1,000 fee for attendance at each Board meeting. In addition, directors who are not employees of the Company receive a

$500 fee for attendance at each committee meeting attended which was not held on the same day as a Board meeting.

     Currently, each non-employee director is automatically granted an option to purchase 6,000 shares of Common Stock of the Company on the day immediately following the date of each annual meeting of shareholders of the Company. The exercise price per share of such options will equal 100% of the fair market value of the Common Stock on the date of the grant of the option. Options granted have a maximum term of five years and are immediately exercisable. Pursuant to this policy regarding the granting of stock options to non-employee directors, Mr. Guzy and Drs. Possley, Litster, Long and Spivey were each granted an option to purchase 6,000 shares of Common Stock at an exercise price of $42.4375 per share on May 18, 1998.

                                 PROPOSAL NO. 2

           RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                  AMENDED AND RESTATED 1992 STOCK OPTION PLAN

     The Company's shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's Amended and Restated 1992 Stock Option Plan (the "Option Plan"). Ratification and approval of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

     The Board of Directors amended the Option Plan in February 1999, subject to shareholder approval, to increase the number of shares reserved for issuance under the Option Plan from 7,780,000 shares to 9,180,000 shares.

     The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Option Plan is necessary for the Company to remain competitive in its compensation practices. The increase in the number of shares reserved for issuance is intended to support the Company's requirements for stock option grants to both current employees and future employees.

     Amended Plan Benefits. As of the date of this Proxy Statement, no non-employee directors ("Outside Directors") and no associates of any director, executive officer or nominee for director has been granted any options subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the Option Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF
                                 THE AMENDMENT
         TO THE COMPANY'S AMENDED AND RESTATED 1992 STOCK OPTION PLAN.

GENERAL DESCRIPTION OF THE OPTION PLAN

     The following summary of the Option Plan, including the proposed amendment, is subject in its entirety to the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

     The Option Plan was adopted by the Board of Directors in April 1992 and approved by the shareholders in May 1992. The purpose of the Option Plan is to attract and retain qualified personnel and to provide additional incentives to the Company's employees, officers, directors and consultants. In November 1993, the Board of Directors approved, and in May 1994 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 550,000 shares to 1,300,000 shares. In January 1995, the Board of Directors approved, and in May 1995 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 1,300,000 shares to 2,000,000 shares. In March 1996, the Board of Directors approved, and in May 1996 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 2,000,000 shares to 2,680,000 shares. At that time, the Board of Directors and shareholders also adopted an amendment allowing for Restricted Shares and Stock Bonuses. In April 1997, the Board of Directors approved, and in May 1997 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 2,680,000 shares to 3,340,000 shares. In September 1997, the Company declared a two-for-one split (the "Stock Split") of its Common Stock, thus increasing the number of shares reserved for issuance under the Option Plan to 6,680,000 shares. In March 1998, the Board of Directors approved, and in May 1998 the shareholders ratified, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 6,680,000 shares to 7,780,000 shares. In February 1999, the Board of Directors approved, subject to shareholder approval, an amendment to the Option Plan to increase the number of shares available for grant thereunder from 7,780,000 to 9,180,000 shares. As of March 17, 1999, options to purchase 6,914,947 shares had been granted under the Option Plan of which options to purchase 4,560,339 shares were outstanding.

     The Option Plan provides for the grant to employees (including officers and employee directors) of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") and for the grant to employees, non-employee directors ("Outside Directors") and consultants of nonstatutory stock options. As of March 17, 1999, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the Option Plan was approximately 1,500 persons. The Company cannot grant an incentive stock option if as a result of the grant the optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of the Company and determined for each share as of the date the option to purchase the share was granted) in excess of $100,000.

     The Option Plan currently is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"), which, subject to the terms of the Option Plan, determines the terms of the options granted under the Option Plan, including the exercise price, the number of shares subject to the option and exercisability. During any taxable year, an employee may be granted options to purchase up to 200,000 shares and newly hired employees may be granted options to purchase up to 400,000 shares. Generally, options granted under the Option Plan in connection with the commencement of employment with the Company or options granted after such initial grants become exercisable at the rate of 25% of the shares subject to the option one year after grant and thereafter, 25% of the shares subject to the option each subsequent year. No option may be transferred by the optionee other than by will or the laws of descent or distribution.

     The exercise price of all stock options granted under the Option Plan must equal at least the fair market value of the Common Stock of the Company on the date of grant. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date. On March 17, 1999, the fair market value of the Company's Common Stock was $60.25. The exercise price of any incentive stock option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. The Option Plan may provide that payment of the exercise price may be made in cash, promissory notes, other shares of the Company's Common Stock (subject to certain conditions) or such other consideration determined by the Board of Directors.

     In March of 1996, the Committee approved an amendment to the Option Plan which provides that the Committee may not, without prior approval of the shareholders of the Company, authorize the amendment of any outstanding option to reduce the option price or authorize the amendment of any outstanding stock appreciation right ("SAR") to reduce the base price. In addition, the Company may not, without the approval of the shareholders, cancel an option or SAR and replace it with an award having a lower price or base price unless the vesting period is restarted to the period designated for new options or SARs.

     In May of 1998, the Committee approved an amendment to the Option Plan that limits the number of shares that may be granted as stock bonuses under the Option Plan to 10% of the number of shares authorized under the Option Plan.

     The Option Plan provides for automatic and non-discretionary grants of options to Outside Directors. Pursuant to the Option Plan, on the day immediately following the date of each annual meeting of shareholders of the Company, each Outside Director is automatically granted an option to purchase 6,000 shares (the "Director Options"). Shares subject to the Director Options are immediately exercisable.

     The Option Plan provides that, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding options will be assumed or an equivalent option or right will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option as to all shares of stock subject to such option, including shares as to which the option would not otherwise be exercisable.

     The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 422 of the Code (or any other applicable law or regulation), or to the extent necessary to avoid non-deductibility of compensation income recognized upon exercise of an option under Section 162(m) of the Code, the Company will obtain shareholder approval of any Option Plan amendment in such a manner and to such a degree as required.

     Restricted Shares. A grant of Restricted Shares consists of the sale of a specified number of shares of Common Stock which are contingently awarded in amounts determined by the Committee to those employees, directors, and consultants selected by the Committee. Outside Directors are not eligible for a grant of Restricted Shares. Restricted Shares are subject to certain restrictions on transfer, forfeiture, repurchase, and vesting as the Committee may determine pursuant to the terms of a Restricted Stock Purchase Agreement. An individual who has been awarded Restricted Shares has the right to vote and receive dividends on Restricted Shares, but can not sell, assign, transfer, pledge or otherwise encumber Restricted Shares except in accordance with the Restricted Stock Purchase Agreement. The purchase price of Restricted Shares is at least the fair market value of the Common Stock of the Company on the date of grant of the Restricted Shares. Payment for Restricted Shares is made in any combination of cash or Common Stock as determined by the Committee.

     Stock Bonuses. A grant of a Stock Bonus consists of a specified number of shares of Common Stock which are awarded in amounts determined by the Committee to those employees, directors, and consultants selected by the Committee. Outside Directors are not eligible for awards of Stock Bonuses. Shares awarded as Stock Bonuses are subject to restrictions on transfer, forfeiture, repurchase, and vesting as the Committee may determine pursuant to the terms of a Restricted Stock Bonus Agreement. The individual receiving a Stock Bonus does not pay for the shares received as a Stock Bonus, although the fair market value of the shares received is deemed compensation to the individual upon the lapsing of any restrictions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summarizes only the federal income tax consequences of stock options granted under the Option Plan. State and local tax consequences may differ.

     Stock Options. The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. Subject to the requirements of reasonableness and satisfaction of any withholding obligation, the Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more or not more than one year, respectively, following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed for most types of property is 20%.

     The grant of an incentive stock option ("ISO") under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on the holding period. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation).

     The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible to the Company only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by Section 162(m) of the Code, including the establishment of a maximum number of shares which may be granted to any one employee during a specified time period. The Company has established the maximum number of shares with respect to which options can be granted. Those limits are 200,000 shares per fiscal year, with a 400,000 share limitation for grants to new hires.

     Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the Option Plan.

     The following summarizes only the federal income tax consequences to participants and the Company of the acquisition and disposition of Restricted Shares and Stock Bonuses under the Plan. State and local tax consequences may differ.

     Restricted Shares. A participant who receives Restricted Shares will generally recognize ordinary income at the time the restrictions on transferability and the Company's repurchase rights lapse. The amount of ordinary income so recognized will be the fair market value of the Common Stock at the time the income is recognized less the amount the participant paid for the Restricted Shares, subject to the requirements of reasonableness and satisfaction of any withholding obligation, this amount is deductible for federal income tax purposes by the Company. Dividends paid with respect to the Restricted Shares will be ordinary compensation income to the participant (and generally deductible by the Company).

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the Restricted Shares at the time of grant less the amount the participant paid for the Restricted Shares, determined without regard to any restrictions other than restrictions which by their terms will never lapse, and the Company will be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the Restricted Shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

     Stock Bonuses. With respect to Stock Bonuses under the Option Plan described above, generally, when a participant receives a Stock Bonus, the fair market value of the Common Stock on the date the restrictions, if any, are removed will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company. A participant may make a Section 83(b) election, under the Code, with respect to Stock Bonuses with the same tax consequences as described for Restricted Shares.

                                 PROPOSAL NO. 3

           RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S
             AMENDED AND RESTATED 1992 EMPLOYEE STOCK PURCHASE PLAN

     The Company's shareholders are being asked to act upon a proposal to approve the action of the Board of Directors amending the Company's Amended and Restated 1992 Employee Stock Purchase Plan (the "Purchase Plan"). Ratification and approval of the proposal requires the affirmative vote of a majority of the shares of Common Stock voting on the proposal in person or by proxy.

     Subject to shareholder approval, the Board of Directors of the Company amended the Purchase Plan in February 1999, to increase the number of shares reserved for issuance under the Purchase Plan from 950,000 shares to 1,300,000 shares.

     The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that an incentive plan such as the Purchase Plan is necessary for the Company to remain competitive in its compensation practices. In the absence of an increase in the available shares, no additional shares will be available for purchase under the Purchase Plan, except to the extent that shares are not purchased during the current offering period due to the withdrawal of a plan participant.

     Amended Plan Benefits. As of the date of this Proxy Statement no executive officer or employee of the Company has been granted any rights to purchase stock pursuant to the Purchase Plan subject to shareholder approval of the proposed amendment. The benefits to be received pursuant to the Purchase Plan amendment by the Company's executive officers and employees are not determinable at this time.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF
                                THE AMENDMENT TO
     THE COMPANY'S AMENDED AND RESTATED 1992 EMPLOYEE STOCK PURCHASE PLAN.

GENERAL DESCRIPTION OF THE PURCHASE PLAN

     The following summary of the Purchase Plan, including the proposed amendment, is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any shareholder upon request.

     In May 1992 the Board of Directors adopted, and the shareholders approved, the Purchase Plan. The purpose of the Purchase Plan is to provide employees of the Company who participate in the Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. In January 1995 the Board of Directors adopted, and in May 1995 the shareholders ratified, an amendment to the Purchase Plan to increase the number of shares available for issuance under the Purchase Plan from 150,000 to 250,000 shares. In March 1996, the Board of Directors approved, and in May 1996 the shareholders ratified, an amendment to the Purchase Plan to increase the number of shares available for issuance thereunder from 250,000 shares to 290,000 shares. In April 1997, the Board of Directors approved, and in May 1997 the shareholders ratified, an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder from 290,000 shares to 350,000 shares. In

September 1997, the Company declared a Stock Split, thus increasing the number of shares reserved for issuance under the Purchase Plan to 700,000 shares. In March 1998, the Board of Directors approved, and in May 1998 the shareholders ratified, an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder from 700,000 shares to 950,000 shares. In February 1999, subject to shareholder approval, the Board of Directors approved an amendment to the Purchase Plan increasing the number of shares available for issuance thereunder from 950,000 shares to 1,300,000 shares. As of March 17, 1999, 849,564 shares of Common Stock had been sold pursuant to the Purchase Plan at a weighted average price of $18.42 per share, with 100,436 shares available for future issuance under the Purchase Plan.

     Any person who is employed by the Company (or any of its majority-owned subsidiaries for whom the appropriate regulatory filings have been made) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of an offering period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date, unless a later time for filing the subscription agreement has been set by the Board of Directors for all eligible employees with respect to a given offering.

     The Purchase Plan may be administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors. All questions of interpretation of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

     The Purchase Plan is implemented by one offering during each six-month period of the Purchase Plan. The Board of Directors may alter the duration of the offering periods without shareholder approval.

     The price per share at which shares are sold under the Purchase Plan is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the six-month offering period and (ii) 85% of the fair market value of the Common Stock on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market System as of such date.

     The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed the lesser of (i) 15% of a participant's eligible compensation, which is defined in the Purchase Plan to include the regular straight time gross salary in effect at the beginning of the offering period, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments, or other compensation or (ii) $5,000 for each offering period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first payday following the offering date, and shall continue at the same rate until the end of the offering period unless terminated sooner as provided in the Purchase Plan.

     The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant's total payroll deductions to be accumulated during the offering period (not to exceed an amount equal to 15% of the participant's actual eligible compensation during the offering period) by the lower of 85% of the fair market value of the Common Stock at the beginning or end of the offering period. Unless a participant withdraws from the Purchase Plan, such participant's option for the purchase of shares will be exercised automatically at the end of the offering period for the maximum number of shares at the applicable price.

     Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), and (ii) no employee shall be permitted to subscribe for shares which would permit the employee to buy pursuant to the

Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     A participant's interest in a given offering may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month offering period. Any withdrawal by the participant of accumulated payroll deductions for a given offering automatically terminates the participant's interest in that offering. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from that offering.

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, appropriate adjustments will be made by the Board of Directors to the shares subject to purchase under the Purchase Plan and in the purchase price per share.

     No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

     The Board of Directors may at any time amend or terminate the Purchase Plan, except that such termination shall not affect options previously granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, permit payroll deductions in excess of 15% of the participant's compensation, materially modify the eligibility requirements or materially increase the benefits which may accrue under the Purchase Plan.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summarizes only the federal income tax consequences of participation under the Purchase Plan. State and local tax consequences may differ.

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the participant's holding period. If the shares have been held by the participant for more than two years after the date of option grant and for more than one year from the purchase date of the shares, the lesser of (i) 15% of the fair market value of the shares on the date the option was granted or (ii) the difference between the fair market value of the shares on the date of the disposition of the shares and the purchase price will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one tax year of the date of purchase (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation).

                                 PROPOSAL NO. 4

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 1999 and recommends that the shareholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of

Ernst & Young LLP as the independent auditors for 1999. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Ernst & Young LLP (or one of its predecessor firms, Arthur Young & Company) has audited the Company's financial statements since the year ended December 31, 1986.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG
              LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

     In addition to Messrs. Hill and Smith the other executive officers of the Company as of March 17, 1999, were as follows:

        NAME          AGE                        POSITION
        ----          ---                        --------
Jeffrey Benzing       42    Vice President, Engineering and Product
                            Development
John Chenault         50    Executive Vice President, Metals Business Group
J. Michael Dodson     38    Vice President, Corporate Controller
Peter Hanley          59    Executive Vice President, Worldwide Operations
Wilbert van den Hoek  42    Vice President, Dielectrics Business Group
Robert Wagner         42    Vice President, Customer Satisfaction

     MR. BENZING joined the Company in November 1988 as Director of Special Projects and has been the Company's Vice President in charge of product development since July 1992. From 1984 to 1988 he was co-founder and Vice President of Engineering of Benzing Technologies. From 1979 to 1984 he held various positions at Hewlett Packard Company.

     MR. CHENAULT joined the Company in September 1991 as Vice President, Operations. From April 1993 through April 1996 he served as Vice President, Customer Satisfaction, was the Executive Vice President, Operations from May 1996 to June 1997, and is currently its Executive Vice President, Metals Business Group. From October 1988 to July 1991 he was the Vice President and General Manager of Veeco Instruments, an electronics company. From 1986 to October 1988 Mr. Chenault was Vice President and General Manager for Carroll Touch, a subsidiary of AMP, Inc., an electronics company. Mr. Chenault has also held various positions with Texas Instruments, Inc. and Recognition Equipment, Inc.

     MR. DODSON joined the Company in May 1996 as Corporate Controller and was appointed Vice President in December 1997. From 1984 to April 1996, he held various management positions with the public accounting firm of Ernst & Young LLP in San Jose, California. Mr. Dodson is a certified public accountant within the state of California.

     DR. HANLEY joined the Company as Executive Vice President, Sales and Marketing in June 1992, and currently serves as its Executive Vice President, Worldwide Operations. From 1985 to June 1992, Dr. Hanley held various positions at Applied Materials, Inc., most recently Group Vice President responsible for sales, service and process for all North American accounts. Previously, Dr. Hanley was President of Tegal, a division of Motorola, Inc., an electronics company, and held positions at Varian, Inc.

     DRS. VAN DEN HOEK joined the Company in May 1990 as Director of Technology of Nippon Novellus Systems and is currently the Vice President, Dielectrics Business Group. From 1980 to May 1990 he held a variety of positions at the Philips Research Laboratories in Eindhoven, the Netherlands and Sunnyvale, California. The last position Drs. van den Hoek held at Philips was group manager of the Si Technology Research group.

     MR. WAGNER joined the Company in October 1987 as Account Executive, was promoted to Director of Global Accounts in November 1991 and is currently the Vice President, Customer Satisfaction. From 1982 to

1987 he held several positions including Product Marketing Manager at Applied Materials. Previously, Mr. Wagner held various positions at General Electric, Nuclear Business Group in San Jose, California.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "named executive officers").

                                                                    LONG-TERM
                                        ANNUAL COMPENSATION        COMPENSATION
                                      -----------------------      ------------
                                                                      AWARDS
                                                                   OPTIONS/SARS       ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)(1)       (#)(2)(3)     COMPENSATION($)(4)
 ---------------------------   ----   ---------   -----------      ------------   ------------------
Richard S. Hill..............  1998   $373,063     $ 95,912          200,000           $ 89,494(5)(6)(7)
  Chairman of the Board
     and.....................  1997    358,641      727,481          100,000             12,523(5)(6)
  Chief Executive Officer....  1996    344,744      347,287          200,000              5,548(5)(6)
Robert H. Smith..............  1998    258,077      122,525           45,000             10,816(5)(6)
  Executive Vice
     President, .............  1997    241,345      308,857           55,000            295,735(5)(9)
  Finance and
     Administration, ........  1996     38,943      112,500          172,000             23,600(10)
  Chief Financial Officer and
  Secretary(8)
Peter Hanley.................  1998    261,038      115,003(11)       40,000              6,232(5)
  Executive Vice
     President, .............  1997    248,076      266,633(11)       80,000              4,615(5)
  Worldwide Operations.......  1996    234,231      191,689(11)       50,000              1,952
John Chenault................  1998    198,000       81,352           60,000              4,282(5)
  Executive Vice
     President, .............  1997    189,808      241,249           38,000              2,899(5)
  Metals Business Group......  1996    176,326      152,954           70,000              1,667(5)
Jeffrey Benzing..............  1998    195,385       75,352           50,000                691
  Vice President,
     Engineering.............  1997    180,885      238,731           45,000              3,636(6)
  and Product Development....  1996    171,769      149,959(12)       20,000              4,386(5)(6)

---------------
 (1) Includes amounts earned in 1998 and paid in 1999.

 (2) Amounts represent stock option grants. See Option/SAR Grants in Last Fiscal Year Table.

 (3) Number of Awards Options/SARs adjusted to reflect the two-for-one stock split of the Company's Common Stock declared by the Board of Directors in September 1997.

 (4) Amounts include life insurance premiums paid by the Company on behalf of the named executive officers.

 (5) Includes tax preparation fees paid for by the Company.

 (6) Includes financial advice fees paid for by the Company.

 (7) Includes $78,274 in relocation expenditures for which the Company reimbursed Mr. Hill.

 (8) Mr. Smith joined the Company as Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary in October 1996.

 (9) Includes $288,060 in relocation expenditures for which the Company reimbursed Mr. Smith.

(10) Includes Board of Directors' fees.

(11) Includes commission based compensation in the amount of $44,679, $36,248 and $102,419 in 1998, 1997 and 1996, respectively.

(12) Includes commission based compensation in the amount of $8,254 in 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides certain information with respect to stock options granted to the named executive officers in 1998:

                                           INDIVIDUAL GRANTS
                          ----------------------------------------------------
                                          % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                           NUMBER OF     OPTIONS/SARS                              AT ASSUMED ANNUAL RATES
                           SECURITIES     GRANTED TO    EXERCISE                 OF STOCK PRICE APPRECIATION
                           UNDERLYING     EMPLOYEES     PRICE PER                     FOR OPTION TERM(1)
                          OPTIONS/SARS    IN FISCAL       SHARE     EXPIRATION   ----------------------------
          NAME             GRANTED(#)        YEAR        ($/SH)        DATE         5%($)           10%($)
          ----            ------------   ------------   ---------   ----------   ------------    ------------
Richard S. Hill.........     92,000         7.48%       $23.6875     09/21/08     $1,370,594      $3,473,283
                            108,000         8.78%        36.8750     07/17/08      2,504,573       6,347,079
Robert H. Smith.........     45,000         3.66%        49.2500     12/17/08      1,393,788       3,532,132
Peter Hanley............     40,000         3.25%        49.2500     12/17/08      1,238,922       3,139,673
John Chenault...........     60,000         4.88%        49.2500     12/17/08      1,858,384       4,709,509
Jeffrey Benzing.........     50,000         4.06%        49.2500     12/17/08      1,548,653       3,924,591

---------------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to stock options exercised by the named executive officers during 1998, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 1998, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1998.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                               OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                                                          AT FISCAL YEAR END(#)         AT FISCAL YEAR END(#)(1)
                       SHARES ACQUIRED      VALUE      ----------------------------   ----------------------------
        NAME           ON EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
        ----           ---------------   -----------   -----------    -------------   -----------    -------------
Richard S. Hill......      77,360        $2,054,104      232,380         445,000      $5,629,613      $8,847,000
Robert H. Smith......      80,000         2,082,560       13,750         166,250         184,688       2,870,273
Peter Hanley.........      60,000         2,006,133       97,000         185,000       2,404,188       2,426,563
John Chenault........      20,000           770,900       69,750         143,500       1,653,656       1,603,125
Jeffrey Benzing......           0                --       69,252         122,000       1,885,533       1,392,281

---------------
(1) Calculated on the basis of the last reported sales price per share for the Company's Common Stock on the Nasdaq National Market System of $49.50 on December 31, 1998.

EMPLOYMENT AGREEMENTS

     Mr. Richard S. Hill The Company and Richard S. Hill are parties to an employment agreement dated October 1, 1998 (the "Hill Agreement"), which provides for an employment period through December 31, 2001. Mr. Hill's annual base salary under the Hill Agreement was initially $ 382,885. As of January 1, 1999, Mr. Hill's annual base salary was increased to $525,000 pursuant to the terms of the Hill Agreement. In addition, Mr. Hill is eligible to participate in the Company's benefit plans and to receive perquisites of employment, as established by the Company.

     The Hill Agreement may be terminated by the Company or Mr. Hill at any time. If the Hill Agreement is terminated by the Company for "Cause" (as defined therein) or by Mr. Hill "Not for Cause" (as defined therein), no further rights to compensation or benefits accrue to Mr. Hill. If the Hill Agreement is terminated by the Company "Not for Cause" or Mr. Hill resigns for "Good Reason" (as defined therein), Mr. Hill will receive (i) the greater severance payment equal to two years of his then current base salary, or his base salary as of December 31, 2001; the severance payment will be made in the form of salary continuation for two years -- the "Severance Period" -- payable on the Company's normal payroll schedule; (ii) annual bonus payments equal to 150% of his then current base annual salary during the Severance Period, payable in any year in which any bonus payments are made by the Company to any other employees; (iii) payment of health insurance premiums throughout the Severance Period and for 18 months thereafter; and (iv) continued vesting of his stock options through the Severance Period, and such vested options will not be required to be exercised until three years following the end of the Severance Period (during which time he will serve as a consultant to the Company). In addition, Mr. Hill's obligation to repay the Company for relocation loans made by the Company in June and July 1997 will not be payable until the end of the Severance Period.

     Payments during the Severance Period are conditioned upon Mr. Hill's observance of certain obligations not to compete with the Company.

     Dr. Peter Hanley In June 1992, the Company entered into an employment agreement with Peter Hanley pursuant to which the Company retained Dr. Hanley as its Executive Vice President, Sales and Marketing for an annual salary (subject to adjustment) of $200,000 plus a bonus to be determined by the Board of Directors. In the event the Company terminates Dr. Hanley's employment without cause, the Company is required to pay Dr. Hanley up to 12 months of salary after the six-month notice period and provide continued life, disability and medical benefits during such period. In the event Dr. Hanley voluntarily terminates his employment, unless he commences employment with a competitor, the Company is required to pay his salary and provide continued benefits during the six-month notice period. In the event of termination of Dr. Hanley's employment, certain adjustments will be made to the vesting schedule for Dr. Hanley's options.

COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be filed with the Securities and Exchange Commission nor incorporated by reference into any such filings.

  COMPENSATION PHILOSOPHY

     The Company applies a consistent philosophy to compensation for all employees, including senior management. The premise of this philosophy is to pay for performance. The Company sets aggressive goals and objectives at the beginning of each year and makes a significant percentage of executive compensation dependent on performance against these goals and objectives. By linking a significant percentage of pay to performance, the Company seeks to ensure that the interests of its employees, including the named executive officers, are closely aligned with those of its shareholders.

     The Company strives to be in a leadership position within the semiconductor industry for overall compensation. Competition for qualified personnel within the semiconductor industry is intense and a leadership position in compensation is necessary to attract, hire and retain persons of the highest caliber.

  COMPENSATION VEHICLES

     Compensation at the Company has three principal components: Salary, Bonus and Stock Options.

     1. Salary

        The salary program is structured to position the Company in up to the seventy-fifth percentile within the semiconductor industry. To ensure this position, the Company consults surveys that track other leading companies in the semiconductor and semiconductor equipment industries, many of whom are included in the Hambrecht & Quist Technology Index used to compare five year stock price history.

     2. Bonus

        Bonuses are designed to be a significant part of compensation. Bonuses are based on achievement of corporate goals and individual objectives. Corporate goals are expressed in a financial plan containing growth and profitability targets; individual objectives depend on the role of each employee, and include such matters as sales within a particular market or to specific customers, inventory turns and technological achievements. Upon the achievement of profitability goals, the Board of Directors will approve the allocation of a certain percentage of pre-tax income to a bonus pool. This pool is distributed to the named executive officers and all other employees based on their individual performance.

        In addition to cash bonuses, the Company intends to utilize grants of Restricted Shares and awards of Stock Bonuses to provide additional incentives for the named executive officers and other employees, and to provide additional incentives to such persons in a manner that is consistent with the Company's long-term goals and objectives through equity ownership.

     3. Stock Options
        The Company grants stock options to the majority of employees upon hiring to allow everyone to achieve an ownership position in the Company and thus provide employees the opportunity to share in the Company's achievements. Yearly, additional stock options are granted to those named executive officers and other employees who have done an exemplary job of meeting their objectives or have had other accomplishments of note.

PERFORMANCE MEASURES AND CEO COMPENSATION

     In December 1997, the bonus plan for Richard Hill, the Company's Chairman and Chief Executive Officer, was established to reflect the current market trends in Chief Executive Officer compensation for the Company's industry group. Mr. Hill's bonus is based on the same criteria as bonuses for the Company's other executive officers (namely achievement of corporate goals and individual objectives). Mr. Hill received an annual bonus equal to approximately 26% of his base salary. The criteria for payment of bonuses for fiscal 1998 was calculated based upon a 15% after-tax profit margin and a three year rolling average revenue growth of 15%.

     The other named executives received bonuses based on the Company's performance and on their performance against the specific goals and objectives established for them at levels ranging from 27% to 47% of their base salaries.

COMPENSATION POLICY REGARDING DEDUCTIBILITY

     It is the Company's policy to make reasonable efforts to cause executive compensation to be eligible for deductibility under Section 162(m) of the Code.
Section 162(m) of the Code provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year (certain performance-based compensation is not counted towards this limit). In the past, all qualifying executive compensation, other than immaterial amounts paid in 1997, has been eligible for deductibility under Section 162(m) of the Code.

     To insure that executive compensation to be paid under the Senior Executive Bonus Plan is deductible for the purposes of Section 162(m), the shareholders of the Company approved the Senior Executive Bonus Plan in 1998. The Company does not expect cash compensation paid to officers subject to Section 162(m) to exceed the limitations of Section 162(m) for fiscal 1999, and therefore expects all such cash compensation to be deductible.

          STOCK OPTION AND COMPENSATION COMMITTEE

               D. James Guzy
           Tom Long
           J. David Litster
           Glen Possley
           William R. Spivey

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in (i) the cumulative total shareholder return on the Company's Common Stock since December 31, 1993 with (ii) cumulative total shareholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on December 31, 1993 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                                                 NOVELLUS SYSTEMS, INC.     NASDAQ STOCK MARKET--U.S.     H&Q TECHNOLOGY INDEX
                                                 ----------------------     -------------------------     --------------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   146.00                       98.00                      120.00
'1995'                                                   158.00                      138.00                      180.00
'1996'                                                   158.00                      170.00                      223.00
'1997'                                                   189.00                      208.00                      262.00
'1998'                                                   289.00                      294.00                      407.00

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 1997, the Company made a relocation loan to Mr. Hill, the Company's Chairman of the Board and Chief Executive Officer, in the aggregate of $1.5 million. The loan is evidenced by two promissory notes (the "Notes"). The Notes incur interest at a rate not to exceed six percent per year and are repayable on July 1, 2000. The Notes are secured by a first priority lien on the Deed of Trust and Assignment of Rents and interest in Mr. Hill's property.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of March 17, 1999 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and officers as a group, and (d) for each person known by the Company, as of December 31, 1998, to beneficially own more than 5% of the outstanding shares of its Common Stock.

                                                          BENEFICIAL OWNERSHIP(1)
                                                          -----------------------
                                                          NUMBER OF      PERCENT
                    BENEFICIAL OWNER                        SHARES      OF TOTAL
                    ----------------                      ----------    ---------
FMR Corp................................................  5,051,000       13.0%
  82 Devonshire Street
  Boston, MA 02109(2)
Capital Guardian Trust Company..........................  1,982,000        5.1%
  333 South Hope Street 52nd Floor
  Los Angeles, CA 90071(3)
Richard S. Hill(4)......................................    232,158          *
Peter Hanley(5).........................................    176,339          *
D. James Guzy(6)........................................    110,000          *
Jeffrey Benzing(7)......................................     94,067          *
John Chenault(8)........................................     78,419          *
Glen Possley(9).........................................     18,000          *
Tom Long(10)............................................     10,000          *
J. David Litster(11)....................................     12,000          *
William R. Spivey(12)...................................      6,000          *
Robert H. Smith.........................................        161          *
All officers and directors as a group
  (13 persons)(13)......................................    854,126

---------------
  *  Less than one percent

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 17, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Applicable percentages are based on 38,748,817 shares outstanding on March 17, 1999 adjusted as required by the rules. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) As reported in a Schedule 13G filed by FMR Corp. on February 11, 1998, includes 177,700 shares as to which FMR Corp. has sole voting power and 5,051,100 shares as to which FMR Corp. has sole investment power.

 (3) As reported in a Schedule 13G filed with the Securities and Exchange Commission on February 12, 1999. Capital Guardian Trust a "bank" as defined in Section 3(a)(6) of the Exchange Act is deemed to be the beneficial owners of such securities as a result of serving as the investment manager of various institutional accounts. Based on the Schedule 13G Capital Guardian Trust Company may be deemed to have sole voting power with respect to 1,786,000 shares and sole dispositive power with respect to 1,982,000 shares of the Company's Common Stock as December 31, 1998. Does not include 433,900 shares held by Capital International, Ltd., a corporation organized under the laws of the United Kingdom, 251,810 share held by Capital International S.A., a corporation organized under the laws of Switzerland, or 112,700 shares held by Capital International, Inc., a California corporation, which are under common control with Capital Guardian Trust Company.

 (4) Includes options to purchase an aggregate of 196,372 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

 (5) Includes options to purchase an aggregate of 97,000 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

 (6) Includes options to purchase an aggregate of 46,000 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

 (7) Includes options to purchase an aggregate of 69,252 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

 (8) Includes options to purchase an aggregate of 74,750 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

 (9) Includes options to purchase an aggregate of 18,000 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

(10) Includes options to purchase an aggregate of 10,000 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

(11) Includes options to purchase an aggregate of 12,000 which will be fully vested and exercisable within 60 days of March 17, 1999.

(12) Includes options to purchase an aggregate of 6,000 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

(13) Includes options to purchase an aggregate of 640,374 shares which will be fully vested and exercisable within 60 days of March 17, 1999.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors and ten-percent shareholders complied with all Section 16(a) filing requirements applicable to them.

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS
Dated: April 9, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             NOVELLUS SYSTEMS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 14, 1999

        The undersigned hereby appoints Richard S. Hill and Robert H. Smith and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Novellus Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time on May 14, 1999, at the Company's principal executive offices, 4000 North First Street San Jose, California, 95134, or any adjournment or postponement thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 and 4.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[ ] ___________________     ____________________    PLEASE MARK YOUR CHOICE LIKE          PLAN TO ATTEND THE MEETING
      ACCOUNT NUMBER              COMMON            THIS - IN BLUE OR BLACK INK                       [ ]

1.  Election of Directors:

    [ ] FOR ALL NOMINEES    [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES

    If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below: Richard S. Hill, D. James Guzy, J. David Litster, Tom Long, Glen Possley, Robert H. Smith, William R. Spivey.

2. Proposal to ratify and approve an amendment to the Company's Amended and Restated 1992 Stock Option Plan (the "Option Plan") to increase the number of shares reserved for issuance thereunder from 7,780,000 shares to 9,180,000 shares.

    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

3. Proposal to ratify and approve an amendment to the Company's Amended and Restated 1992 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 950,000 shares to 1,300,000 shares.

    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

4. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1999.

    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

Authority is hereby given to the proxies identified on the front of this card to vote in their discretion upon such other business as may properly come before the meeting.

                                        (Please sign exactly as your name
                                        appears on this proxy card. If shares
                                        are held jointly, each holder should
                                        sign. When signing as attorney,
                                        executor, administrator, corporation,
                                        trustee or guardian, please give full
                                        title as such. If a corporation please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                                        Date: _________, 1999


                                        ________________________________________
                                                     Signature

                                        ________________________________________
                                                     Signature

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

                             NOVELLUS SYSTEMS, INC.

                              AMENDED AND RESTATED

                             1992 STOCK OPTION PLAN



        1. Purposes of the Plan. The purposes of this Amended and Restated 1992 Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to the Employees, Consultants and Outside Directors of the Company and to promote the success of the Company's business.

               The Plan provides Employees, Consultants and Outside Directors the opportunity to purchase or acquire shares of Common Stock pursuant to (i) options which may qualify as "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options which are not described in Sections 422 of the Code, referred to as "nonstatutory stock options," (iii) a "restricted stock" agreement or, (iv) a "stock bonus", at the discretion of the Board and as reflected in the terms of the applicable written agreement.

        2. Definitions. As used herein, the following definitions shall apply:

               (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

               (b) "Common Stock" shall mean the Common Stock of the Company.

               (c) "Company" shall mean Novellus Systems, Inc., a California corporation.

               (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

               (e) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

               (f) "Continuous Status as an Employee or Consultant" shall, for the purposes of this Plan and the Options granted and Shares issued hereunder only, mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave (including leave on account of disability or military leave, provided that such sick leave or military leave is for a period or not more than 90 days, except as may otherwise be approved by the Board and specified in writing by the Company, or any other leave of absence approved by the Board and specified in writing by the Company, subject to any conditions of such approval). In the event that at the end of such leave the Employee or Consultant does not return to work for the Company, his employment or consulting relationship with the Company (and his Continuous Status as an Employee or Consultant) shall be deemed to have terminated as of the end of the leave period.

               (g) "Director" shall mean a member of the Board of Directors of the Company.

               (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

               (i) "Fair Market Value" means, as of any date, unless otherwise determined by the Committee in good faith, (i) the last sales price per share of Common Stock as reported by NASDAQ (or a successor system) or by the Wall Street Journal for such date (or if there is no trading on such date, then on the last preceding business day on which there was trading); (ii) if the Common Stock is listed on any stock exchange, the closing sales price for such Common Stock as quoted on such exchange for the date the Option is granted (or if there are no sales for such date, then on the last preceding business day on which there were sales); or (iii) the fair market value thereof, as determined in any other manner adopted in good faith by the Board.

               (j) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (k) "Named Executive" shall mean, for each taxable year of the Company, the Chief Executive Officer of the Company as of the close of such taxable year and each Employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such Employee being among the four (4) highest compensated Employees for such taxable year.

               (l) "Nonstatutory Stock Option" means any Option that is not an Incentive Stock Option.

               (m) "Option" shall mean a stock option granted pursuant to the Plan.

               (n) "Optioned Stock" shall mean the Common Stock subject to an Option.

               (o) "Optionee" shall mean an Employee, Consultant or Outside Director who receives an Option.

               (p) "Outside Director" means a Director who is not an employee of the Company.

               (q) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (r) "Plan" shall mean this 1992 Stock Option Plan.

               (s) "Restricted Shares" shall mean shares of Common Stock subject to restrictions, as defined in paragraph (b) of Section 19 of the Plan.

               (t) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

               (u) "Stock Bonus" shall mean the award of bonuses of Common Stock, as defined in paragraph (c) of Section 19 of the Plan.

               (v) "Subcommittee" shall mean the special subcommittee of the Committee described in paragraph (d) of Section 4 of the Plan, if one is established.

               (w) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of shares which may be optioned and/or sold under the Plan is 9,180,000 shares of Common Stock.

               If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. However, any shares sold under the Plan and subsequently repurchased by the Company shall not be available for new issuance pursuant to the Plan.

        4. Administration of the Plan.

               (a) Procedure. Subject to Section 4(d) below, the Plan shall be administered by a Committee that is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan.

               (b) Powers of the Committee. Subject to the provisions of the Plan, and except as set forth in Section 8(c) with respect to grants of Options to Outside Directors, the Committee shall have the authority, in its discretion:
(i) to determine the Fair Market Value of the Common Stock; (ii) to determine, in accordance with Section 7(a) of the Plan, the exercise price per Share of Options to be granted; (iii) to determine the Employees and Consultants to whom, and the time or times at which, Options shall be granted and, subject to Section 8(d) of the Plan, the number of Shares to be represented by each Option; (iv) to interpret the Plan; (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, or any Option granted hereunder (including, but not limited to, any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the Shares relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); (vi) to approve forms of agreement for use under the Plan;
(vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to modify or amend each Option or accelerate the exercise date of any Option (with the consent of the Optionee); (ix) to reduce the exercise price of any outstanding Option or stock appreciation right ("SAR") to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or SAR shall have declined since the date the Option was granted. A prospective reduction shall be submitted as a proposal to the shareholders, and will be subject to the approval of the majority of the shareholders voting on the proposal, in person, by proxy, or by written consent. However, the Committee may, without shareholder approval, cancel an option or SAR and replace it with an award having a lower option price or base price if the vesting period is restarted to the period designated for new options or SARs; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (xi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

               (c) Effect of Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options.

               (d) Subcommittee. Notwithstanding the foregoing provisions of this Section 4, if the Committee at any time is not composed solely of two or more outside directors (as defined below), then any grant of an Option to a Named Executive shall be made only by a separate subcommittee of the Committee which shall be so composed (the "Subcommittee"). Any actions taken by the Committee under this Section 4 shall apply to Options held by a Named Executive only if also authorized by the Subcommittee. Solely for purposes of this Section 4(d), "outside directors" means directors other than (i) current employees of the Company or any Subsidiary, (ii) former employees of the Company or any Subsidiary who are currently receiving compensation for prior services (other than benefits under a tax-qualified pension plan), (iii) current or former officers of the Company or any Subsidiary, and (iv) persons currently receiving compensation for personal services in any capacity other than as a director. If the Subcommittee has not been formed pursuant to this Section 4(d), then all references to the Subcommittee herein shall be treated as references to the Committee.

        5.     Eligibility.

               (a) Nonstatutory Stock Options may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

               (b) Each Option shall be designated in the written agreement governing the Option as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

               (c) For purposes of Section 5(b) hereof, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               (d) The Plan shall not confer upon any Optionee any right with respect to continuation of the employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment or consulting relationship at any time, with or without cause.

        6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 12 of the Plan.

        7.     Exercise Price and Consideration.

               (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                      (i)    In case of an Incentive Stock Option

                             (A)    granted to an Employee who, at the time
of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                             (B) granted to any Employee other than an Employee
described in clause (i)(A) above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                      (ii) In the case of a Nonstatutory Stock Option

                             (A) granted to a person who, at the time of the
grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                             (B) granted to a Named Executive, the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                             (C) granted to any person other than a person
described in clauses (ii)(A) or (B) above, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                      (iii) In the case of any Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board at the time of grant and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and
(ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California Corporations Law. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California Corporations Law).

        8.     Options.

               (a) Term of Option. Except as provided in Section 8(c)(iv)(A) hereof with respect to Options granted to Outside Directors, the term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the written agreement governing such Option. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the written agreement governing such Option.

               (b) Exercise of Option.

                      (i) Procedure for Exercise; Rights as a Shareholder.
Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as are determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. For purposes of this provision, an Incentive Stock Option shall be treated as outstanding until such Option is exercised in full or expires by reason of lapse of time.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter shall be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Any Shares issued and sold pursuant to the Plan and repurchased by the Company shall not be available for reissuance under the Plan.

                      (ii) Termination of Status as an Employee or Consultant. If an Optionee's Continuous Status as an Employee or Consultant terminates or an Optionee is an Outside Director and he ceases to serve on the Board, other than by reason of death or total and permanent disability, the Optionee may, but only within three (3) months after the date he ceases to be an Employee, Consultant or Outside Director (as the case may be) of the Company (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), exercise his Option to the extent that he was entitled to exercise the Option at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                      (iii) Disability. Notwithstanding the provisions of
Section 8(b)(ii) above, (1) in the event of termination of Continuous Status as an Employee or Consultant or (2) in the event that an Outside Director ceases to serve on the Board, as a result of an Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), exercise his Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                      (iv) Death of Optionee. In the event of the death of an
Optionee:

                             (1)    If the Optionee dies during the term of his
Option, where such Optionee is at the time of his death an Employee, Consultant or Outside Director of the Company and such Optionee at the date of death shall have been in Continuous Status as an Employee or Consultant or serving as an Outside Director since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the time of death; or

                             (2) If the Optionee dies within three (3) months
after the termination of such Optionee's Continuous Status as an Employee or Consultant or within three (3) months after he ceases to serve as an Outside Director, then the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the written agreement governing the Option), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the right to exercise the Option had accrued at the date of termination.

               (c) Grants to Outside Directors. All grants of Options to Outside Directors as set forth below shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                      (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Plan shall be construed to prevent an Outside Director from declining to receive an Option under this Plan.

                      (ii) On the day immediately following the annual meeting of shareholders of the Company, each Outside Director shall be automatically granted an Option to purchase 6,000 shares of Common Stock (as adjusted in accordance with Section 10 hereof) (a "Director's Option"), provided that at the date of grant of each Director's Option such person is an Outside Director; and provided, further, that sufficient shares are available under the Plan for the grant of such Director's Option.

                      (iii) The terms of a Director's Option granted under this
Section 8(c) shall be as follows:

                                (A) the term of the Director's Option shall be
five (5) years;

                                (B) the exercise price per share of Common Stock
shall be 100% of the Fair Market Value on the date of grant of the Director's Option. However, if any Outside Director is, on the date of grant, the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, then the exercise price per share of Common Stock shall be 110% of the Fair Market Value on the date of grant of the Director's Option;

                                (C) the shares subject to each Director's Option
shall be immediately exercisable.

                      (iv) The provisions set forth in this Section 8(c) (and any other Sections of this Plan that affect the formula award terms required to be specified herein by Rule 16b-3) shall not be amended more than once in any six-month period, except to effect such amendments as may be necessary to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations promulgated thereunder.

               (d) Number of Shares. The number of Shares subject to Options granted to an Employee in any taxable year shall not exceed 100,000 Shares; provided, that Options representing up to 200,000 Shares may be granted to an Employee in any taxable year in connection with the commencement of such Employee's employment with the Company.

        9. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by a transferee permitted by this Section 9.

        10. Adjustments upon Changes in Capitalization or Merger.

               (a) Splits, Dividends, Combinations, or Reclassifications. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

               (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any outstanding Options shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board, and may give each Optionee the right to exercise his

Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

               (c) Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, Options shall be assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

        11. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

        12. Amendment and Termination of the Plan.

               (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation), or to the extent necessary to avoid non-deductibility of compensation income recognized upon exercise of an Option under Section 162(m) of the Code, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

               (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated unless otherwise mutually agreed between the Board and the Optionee, which agreement must be in writing and signed by the Company and the Optionee.

               (c) Shareholder Approval. If any amendment requiring shareholder approval under Section 12(a) of the Plan is made subsequent to the first registration of any class of equity security by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in
Section 16(b) of the Plan.

        13. Conditions upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               In addition, issuance of Shares pursuant to the exercise of a Nonstatutory Stock Option shall be subject to satisfaction of applicable income and employee tax withholding requirements.

        14. Reservation of Shares; Compliance with Law.

               (a) The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

               (b) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        15. Option Agreements. Options shall be evidenced by written option agreements in such form as the Board shall approve.

        16.    Shareholder Approval.

               (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws.

               (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

               (c) If any required approval of the Plan or any amendment thereto by the shareholders of the Company is solicited at any time otherwise than in the manner described in Section 16(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

                      (i) furnish in writing to the shareholders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or the amendment thereto were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                      (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in clause
(c)(i) hereof not later than the date on which such information is first sent or given to shareholders.

        17. Information to Optionees. The Company shall provide or make available to each Optionee, during the period for which such person has one or more Options outstanding, copies of all annual reports and other information provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties on behalf of the Company ensure their access to equivalent information.

        18. Sale Restrictions. In the event that Rule 16b-3 so requires, the following restriction shall be applicable to Optionees subject to Section 16(b) of the Exchange Act: No Optioned Stock may be sold by any Optionee subject to
Section 16(b) under the Exchange Act for at least six months after the grant of the Option pursuant to which such Optioned Stock was acquired. In the event that Rule 16b-3 does not require that the restriction set forth in the foregoing sentence be applied to Optionees subject to Section 16(b) of the Exchange Act, such restriction shall have no force or effect.

        19. Sale of Restricted Shares and Awards of Stock Bonuses.

               (a) Committee Authority. Pursuant to the terms of this Section and the Plan, the Committee shall have the authority to grant the right to purchase Common Stock subject to restrictions ("Restricted Shares") and to award bonuses of Common Stock ("Stock Bonuses"), to eligible individuals in connection with the performance of services for the Company within the share limitation provided in Section 3. Individuals who shall be eligible to have granted to them Restricted Shares or Stock Bonuses shall be such Employees, Consultants, and Directors as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, Outside Directors shall not be eligible to receive Restricted Shares or Stock Bonuses. The Committee shall determine the timing of grants of Restricted Shares and the award of Stock Bonuses, the terms thereof and the number of Shares to be granted or awarded.

               (b) Restricted Shares. Restricted Shares shall be issued for such consideration as the Committee deems appropriate; provided, however, that sales of Restricted Shares shall not be for less than the Fair Market Value of such Shares on the date the right to purchase the Shares is granted. Payment for Restricted Shares can be in any combination of cash, Common Stock or other consideration as determined by the Committee. Each sale of Restricted Shares pursuant to the Plan will be evidenced by a written Restricted Stock Purchase Agreement executed by the Company and the person to whom such Shares are sold. The Restricted Stock Purchase Agreement may contain such terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. The Committee may amend any Restricted Stock Purchase Agreement, but any amendment which would adversely affect the shareholder's rights to the Shares shall not be made without his or her written consent. Shares subject to a Restricted Stock Purchase Agreement shall be transferable only as provided in such Agreement.

               (c) Stock Bonuses. The Committee shall have the authority to grant Stock Bonuses consisting of a specified number of Shares to those eligible persons as selected by the Committee. The Committee shall have the discretion to impose restrictions on Shares awarded as Stock Bonuses. If Shares awarded as a Stock Bonus are subject to restriction, such Shares shall be issued subject to the terms of a Restricted Stock Bonus Agreement executed by the Company and the person to whom the Stock Bonus is awarded. The Restricted Stock Bonus Agreement may contain such terms, provisions, and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions. The Committee may amend any Restricted Stock Bonus Agreement, but any amendment which would adversely affect the shareholder's rights to the Shares shall not be made without his or her written consent. Shares subject to a Restricted Stock Bonus Agreement shall be transferable only as provided in such Agreement. The recipient of a Stock Bonus will not pay the Company for such Shares received but will include the Fair Market Value of such Shares on the date of grant in the recipient's net income.

               (d) Withholding Taxes. No grant of Restricted Shares or award of Stock Bonuses shall be delivered to any recipient until the recipient has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and social security tax withholding obligations.

                                NOVELLUS SYSTEMS

                    Amended and restated 1992 EMPLOYEE STOCK PURCHASE PLAN


               The following constitute the provisions of the 1992 Employee Stock Purchase Plan of Novellus Systems, Inc.

               1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

               2.     Definitions.

                      (a) "Board" shall mean the Board of Directors of the Company.

                      (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                      (c) "Common Stock" shall mean the Common Stock, no par value, of the Company.

                      (d) "Company" shall mean Novellus Systems, Inc., a California corporation.

                      (e) "Compensation" shall mean all regular straight time gross earnings, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions or other compensation.

                      (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                      (g) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                      (h) "Employee" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                      (i) "Exercise Date" shall mean the last day of each offering period of the Plan.

                      (j) "Offering Date" shall mean the first day of each offering period of the Plan.

                      (k) "Plan" shall mean this Employee Stock Purchase Plan.

                      (l) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

               3.     Eligibility.

                      (a) Any person who is an Employee as of the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.

                      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-five Thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

               4. Offering Periods. The Plan shall be implemented by one offering during each six-month period of the Plan following commencement of the Plan until the Plan is terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

               5.     Participation.

                      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

                      (b) Payroll deductions for a participant shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in paragraph 10.

               6.     Payroll Deductions.

                      (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period in an amount not exceeding fifteen percent (15%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed the lesser of (i) 15% of his aggregate Compensation during said offering period or (ii) $5,000.

                      (b) All payroll deductions made by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

                      (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

               7.     Grant of Option.

                      (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions to be accumulated during such offering period (not to exceed an amount equal to fifteen percent (15%) of his Compensation as of the date of the commencement of the applicable offering period) by eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, subject to the limitations set forth in paragraph 3(b) and paragraph 12 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7(b) herein.

                      (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its good faith discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing bid price or last sale price of the Common Stock for such date, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported on the National Market System of the National Association of Securities Dealers Automated Quotation (NASDAQ) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in the Wall Street Journal.

               8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

               9. Delivery. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, or to a broker designated by the participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

               10.    Withdrawal; Termination of Employment.

                      (a) A participant may withdraw all but not less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of

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

withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period. (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically terminated.

                      (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

                      (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

               11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

               12.    Stock.

                      (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1,300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                      (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                      (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

               13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                      (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                      (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

               14.    Designation of Beneficiary.

                      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

                      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

               15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

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

               16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

               17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

               18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stocks resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

               In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

               The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

               19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 21) if such amendment would:

                      (a) Increase the number of shares that may be issued under the Plan;

                      (b) Permit payroll deductions at a rate in excess of the lesser of (i) fifteen percent (15%) of the participant's Compensation or (ii) $5,000 per offering period;

                      (c) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

                      (d) If the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") at the time of such amendment, materially increase the benefits which may accrue to participants under the Plan.

               If any amendment requiring shareholder approval under this paragraph 19 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in paragraph 21 of the Plan.

               20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

               21.    Shareholder Approval.

                      (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it must be obtained by the affirmative vote of the holders of a majority of the votes cast at a shareholders' meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan; or if such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote on the Plan; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

                      (b) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an option hereunder to an officer or director, do the following:

                             (i)    furnish in writing to the holders entitled
to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

                             (ii) file with, or mail for filing to, the
Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

               22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in paragraph 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.


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